Exhibit 10.36

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (the “Amendment”), dated April 24, 2015, is entered into by and among Massive Interactive, Inc., a Nevada corporation (“Massive”) and each of Ron Downey, De Ellis Family Trust, Monique Ellis & Dominic De Lorenzo, collectively the former shareholders of the Wunderkind Group Pty Ltd. (“Noteholders”).

RECITALS

WHEREAS, Massive and Noteholders are party to that certain Convertible Promissory Note dated May 1, 2014 in the principal amount of $5,500,000 (the “Original Note”);

WHEREAS, the Original Note matures on May 1, 2015;

WHEREAS, Massive does not have the financial ability to satisfy the principal amount of the Original Note in the event the Noteholders demand payment in cash;

WHEREAS, April 1, 2015 was the last day the Original Note was able to be converted into Massive Common Stock (the “Conversion”);

WHEREAS, the principal balance of the Original Note has, and continues to, accrued interest which the Original Note contemplates payment in cash irrespective of Conversion;

WHEREAS, Massive’s financial position would be benefited if the accrued interest were settled for Massive Common Stock in lieu of cash; and

WHEREAS, in order to induce the Noteholders to forebear demanding cash satisfaction on May 1, 2015 and preserve the option of satisfaction through Conversion, it is necessary to allow for Conversion in lieu of cash repayment past April 1, 2015.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Massive and the Noteholders hereby agree as follows.

1.           Amendment One.  Section 2.1 of the Original Note is hereby deleted and replaced with the following:

“Voluntary Conversion.  At any time on or after May 1, 2014, until the date this Note is paid in full, the Noteholder will have the right to convert all or part of the outstanding principal of this Note into a number of shares of Company Common Stock equal to forty-five percent (45%) of the total shares of Company Common Stock issued and outstanding on a fully-diluted basis (or the appropriate pro rata amount, in case of conversion of part of the outstanding principal) on the date of Conversion (the “Conversion Stock”).  Conversion as described in this Section 2.1 shall occur only upon surrender of this Note for conversion at the principal office of the Company, accompanied by written notice of election to convert in the form of Exhibit A hereto.  In the event the Noteholder desires to convert the accrued interest under this Note into Company Common Stock, the Noteholders may so elect in writing to the Company and such amount will convert into Company Common Stock at the same ratio as the principal bears to the 45% at the same time as the conversion of principal.”

2.	Miscellaneous.

2.1           Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. Any facsimile or other electronic transmission (including pdf) of a signed counterpart shall be deemed to be an original counterpart and any signature appearing thereon shall be deemed to be an original signature.

2.2           Original Note; Governing Provisions.  Except as otherwise modified by this Amendment, the Original Note remains in full force and effect without modification or waiver.  Except as otherwise provided herein, the terms of the Original Note shall govern this Amendment.

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IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Convertible Promissory Note to be duly executed on its behalf as of the day and year first above written.

MASSIVE INTERACTIVE, INC.

By:	/s/ Antaine Furlong
Name:	Antaine Furlong
Title:	Chief Financial Officer

DE ELLIS FAMILIY TRUST

By:	/s/ Derek Ellis
Name:	Derek Ellis
Title:	Director

/s/ Ron Downey
RON DOWNEY

/s/ Monique Ellis
MONIQUE ELLIS

/s/ Dominic de Lorenzo
DOMINIC DE LORENZO